UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 7, 2019

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6480 Via Del Oro

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXTR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On November 7, 2019, Extreme Networks, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). There were 121,370,648 shares entitled to be voted and 104,616,902 shares were voted in person or by proxy at the Annual Meeting.

(b) The following proposals were considered and voted on by the stockholders at the Annual Meeting and the results below were certified by the Inspector of Elections:

Proposal 1 - The following seven director nominees were elected for a one-year term:

	For	Withheld	Broker Non-Votes
Charles P. Carinalli	74,059,816	11,682,572	18,874,514
Kathleen M. Holmgren	85,358,217	384,171	18,874,514
Rajendra Khanna	85,337,626	404,762	18,874,514
Edward H. Kennedy	75,613,179	10,129,209	18,874,514
Edward B. Meyercord	85,215,114	527,274	18,874,514
John C. Shoemaker	75,054,327	10,688,061	18,874,514
Ingrid J. Burton	85,363,716	378,672	18,874,514

Proposal 2 – The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non-Votes
Votes	75,971,686	9,046,765	723,937	18,874,514

Proposal 3 - The appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending June 30, 2020 was ratified:

	For	Against	Abstain
Votes	102,760,156	1,278,402	578,344

Proposal 4 - Amendment No. 7 to the Company’s Amended and Restated Rights Agreement to extend the agreement until May 31, 2020 was ratified:

	For	Against	Abstain	Broker Non-Votes
Votes	76,276,434	9,105,464	360,490	18,874,514

Proposal 5 - The Amendment and Restatement of the Company’s 2013 Equity Incentive Plan was approved:

	For	Against	Abstain	Broker Non-Votes
Votes	59,005,981	25,985,144	751,263	18,874,514

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2019

EXTREME NETWORKS, INC.

By:	/s/ KATY MOTIEY
Katy Motiey
Chief Administrative Officer